Exhibit 10.16

AMENDMENT
OF
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

WHEREAS, OTELCO INC. (the “Company”) has previously entered into an Amended and Restated Employment Agreement (the “Agreement”), dated as of April 27, 2009, with Robert Souza (the “Employee”), setting forth the terms and conditions of the Employee’s employment with the Company; and

WHEREAS, the Company and the Employee desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:

Base Salary.  Effective January 1, 2011, Section 3(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

(i)           Base Salary.  During the Employment Period, the Employee shall receive an annual base salary of $200,000, subject to increase by the Board, which annual base salary shall be further subject to annual increase by an amount equal to at least the increase in the cost of living, if any, between the date of the immediately preceding increase and the date of each such adjustment, based upon the Consumer Price Index for Urban Consumers, or, if that index is discontinued, a similar index prepared by a department or agency of the United States government (as so increased and adjusted, the “Annual Base Salary”).  The Annual Base Salary shall be paid in accordance with the customary payroll practices of the Company, subject to withholding and other payroll taxes.

Bonus.  Effective January 1, 2011, Section 3(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

(ii)           Bonus.  For each fiscal year during the Employment Period, the Employee will be entitled to receive a bonus (the “Bonus”).  The Bonus shall be based upon the Company achieving operating and/or financial goals to be established by the Board or any duly appointed committee thereof in good faith, in its sole discretion.

SAVINGS CLAUSE.  Save and except as herein expressly amended, the Agreement shall continue in full force and effect.

March 4, 2011	OTELCO INC.

	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

/s/ Robert Souza
Robert Souza